UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:        July 20, 2015

HORACE MANN EDUCATORS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-10890	37-0911756
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 Horace Mann Plaza, Springfield, Illinois 62715-0001

(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: 217-789-2500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward-looking Information

Statements included in the accompanying press release that state Horace Mann Educators Corporation's (the “Company”) or its management's intentions, hopes, beliefs, expectations or predictions of future events or the Company's future financial performance are forward-looking statements and involve known and unknown risks, uncertainties and other factors. Horace Mann is not under any obligation to (and expressly disclaims any such obligation to) update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. It is important to note that the Company's actual results could differ materially from those projected in such forward-looking statements. Please refer to the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2015 and the Company's past and future filings and reports filed with the Securities and Exchange Commission for information concerning the important factors that could cause actual results to differ materially from those in forward-looking statements.

Item 8.01:	Other Events

On July 20, 2015, the Company issued a press release announcing certain changes regarding its leadership team.

Mr. Kelly Stacy will join the Company as the Senior Vice President of Field Operations and Distribution. In this role, Mr. Stacy will lead the company’s exclusive agency distribution channel and national field operations. With over 30 years of insurance industry experience, Mr. Stacy joins Horace Mann from The Hanover Insurance Group, where he recently served as Regional President of the Northeast Region. Previously, Mr. Stacy served as Vice President of Distribution and Field Management at The Travelers Companies.

Effective immediately, Mr. Stephen Cardinal will transition into a strategic marketing role focused on driving new initiatives and will no longer serve in the capacity of Chief Marketing Officer. Mr. Cardinal will continue to report to Ms. Marita Zuraitis. The Company is currently conducting a search for a Chief Marketing Officer.

In addition, Mr. William Caldwell was recently promoted to Executive Vice President, Property & Casualty, and continues to lead the property and casualty operations and the customer contact center.

Item 9.01:	Financial Statements and Exhibits

(d)	Exhibits.
99.1	Press release dated July 20, 2015.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HORACE MANN EDUCATORS CORPORATION

By:	/s/ Bret A. Conklin
	Name:	Bret A. Conklin
	Title:	Senior Vice President & Controller
(Principal Accounting Officer)

Date: July 20, 2015

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